EXHIBIT 99.1

ANADIGICS ANNOUNCES THAT A COMPETING BIDDER HAS MADE A FURTHER
AMENDED OFFER TO ACQUIRE THE COMPANY AT A PER-SHARE PRICE OF $0.68

WARREN, N.J., December 31, 2015 — ANADIGICS, Inc. (Nasdaq: ANAD) (“ANADIGICS” or the “Company”) today announced that one of the entities designated by the Company's Board of Directors as an "Excluded Party," as that term is defined in the previously announced November 11, 2015 agreement and plan of merger pursuant to which affiliates of GaAs Labs, LLC ("GaAs Labs") offered to acquire all of the outstanding shares of ANADIGICS common stock on a fully diluted basis for $0.35 per share net in cash, pursuant to an all-cash tender offer and second-step merger (the "GaAs Labs Merger Agreement"), delivered to the Company after 11:00 p.m. Eastern Time on December 30, 2015 a proposed merger agreement that amends the Excluded Party's preceding offer that was announced by the Company on December 24, 2015 (the "December 30, 2015 Proposed Merger Agreement"). The December 30, 2015 Proposed Merger Agreement offers, subject to the terms thereof, to acquire all of the outstanding shares of ANADIGICS common stock on a fully diluted basis for $0.68 per share net in cash, pursuant to an all-cash tender offer and second-step merger. The December 30, 2015 Proposed Merger Agreement raises certain material issues that need to be negotiated and resolved with the Excluded Party and there can be no assurance that those issues will be resolved to the satisfaction of the Company's Board of Directors.

Given (a) the fact that, as announced on December 30, 2015, the Company's Board of Directors, after consultation with its financial and legal advisors, unanimously determined that the December 29, 2015 proposed merger agreement delivered by another Excluded Party (the "December 29, 2015 Proposed Merger Agreement") constituted at that time a "Superior Offer," as defined in the GaAs Labs Merger Agreement; (b) the fact that GaAs Labs has until January 4, 2016 to exercise its right under the GaAs Labs Merger Agreement to submit to the Company an amended acquisition proposal that may render the December 29, 2015 Proposed Merger Agreement no longer a "Superior Offer"; and (c) the fact that the offers from the two Excluded Parties do not expire before January 5, 2015, the Company's Board of Directors intends to further evaluate all existing offers, and any further amendments thereto that may be received by the Company on or before January 4, 2016, and then convene another meeting of its members on January 5, 2016 to address which of said offers or amended offers received as of January 4, 2016 constitutes a "Superior Offer," as defined in the GaAs Labs Merger Agreement.

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This press release is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of the Company’s common stock are being made pursuant only pursuant to the tender offer statement on Schedule TO that Aloha Holding Company, Inc. (“Aloha”) and Aloha Acquisition Sub, Inc., a wholly owned subsidiary of Aloha, filed with the SEC on November 24, 2015, as amended to date. The Company also filed a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer on November 24, 2015, as amended to date. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials are available at no charge from the SEC through its website at www.sec.gov.

About ANADIGICS, Inc.

ANADIGICS, Inc. (NASDAQ: ANAD) (“ANADIGICS” or the “Company”) designs and manufactures innovative radio frequency (RF) solutions for the growing CATV infrastructure, small-cell, WiFi, and cellular markets. Headquartered in Warren, NJ, ANADIGICS offers RF products with exceptional reliability, performance and integration to deliver a unique competitive advantage to OEMs and ODMs for infrastructure and mobile applications. The Company’s award-winning solutions include line amplifiers, upstream amplifiers, power amplifiers, front-end ICs, front-end modules and other RF components. For more information, visit www.anadigics.com

Safe Harbor Statement

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", "goal," "objective," "plan" or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause results to differ materially from those expressed or implied by such forward-looking statements. Further, all statements, other than statements of historical fact, are statements that could be deemed forward-looking statements.  We assume no obligation and do not intend to update these forward-looking statements, except as may be required by law. Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2014, and those discussed elsewhere herein.

Investor Relations

Terrence Gallagher

Executive Vice President and CFO

ANADIGICS, Inc.

141 Mt. Bethel Road

Warren, NJ 07059

Tel: +1 908 668-5000

E-mail: tgallagher@anadigics.com